UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2012

SMART BALANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 West Century Road - Suite 260 Paramus, New Jersey	07652
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (201) 568-9300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.

(a)

On May 23, 2012, Smart Balance, Inc. (the “Company”) held an annual meeting of its stockholders in order to vote on the proposals set forth below.

(b)

Proposal 1: To elect Dean Hollis and Thomas K. McInerney to the Board of Directors to serve a three-year term and until their successors have been elected and qualified.  The votes on this proposal were cast as follows:

Nominee:	Votes For:	Votes Withheld:	Broker Non-Votes:
Dean Hollis	46,321,153	2,066,951	7,596,996
Thomas K. McInerney	46,729,952	1,658,152	7,596,996

Therefore, in accordance with the voting results listed above Dean Hollis and Thomas K. McInerney were re-elected to the Board of Directors.

Proposal 2: To approve the advisory resolution on executive compensation, which is commonly referred to as a “say-on-pay” vote.  The votes on this proposal were cast as follows:

For:	43,797,164
Against:	3,371,494
Abstain:	1,219,446
Broker Non-Votes:	7,596,996

Therefore, in accordance with the voting results listed above, Proposal 2 was approved by the stockholders of the Company.

Proposal 3: To ratify the appointment of Ehrhardt Keefe Steiner & Hottman PC as the Company’s independent registered public accounting firm for 2012. The votes on this proposal were cast as follows:

For:	55,601,228
Against:	337,809
Abstain:	46,063
Broker Non-Votes:	0

Therefore, in accordance with the voting results listed above, Proposal 3 was approved by the stockholders of the Company.

Proposal 4: To approve the proposed stockholder resolution regarding sustainability reporting. The votes on this proposal were cast as follows:

For:	10,554,953
Against:	32,415,368
Abstain:	5,417,783
Broker Non-Votes:	7,596,996

Therefore, in accordance with the voting results listed above, Proposal 4 was not approved by the stockholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 24, 2012	SMART BALANCE, INC.
(registrant)

	By:	/s/ Christine Sacco
Christine Sacco
Chief Financial Officer